SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss240.14a-12

                             Somerset Hills Bancorp
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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

                             SOMERSET HILLS BANCORP

                               155 Morristown Road
                         Bernardsville, New Jersey 07924

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 20, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of the holders of shares of Common Stock ("Common Stock") of Somerset Hills Bancorp (the "Company"), the holding company for Somerset Hills Bank (the "Bank") will be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey, on May 20, 2003 at 9:30 a.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

      1. The election of seven (7) Directors of the Company to serve for the terms described in the proxy statement or until their successors are elected and shall qualify;

      2. An Amendment to the Company's Certificate of Incorporation to increase the number of authorized capital stock of the Company to 10,000,000; and

      3.    Such other business as shall properly come before the Annual
            Meeting.

      Holders of shares of Common Stock of record at the close of business on April 4, 2003 will be entitled to vote at the Annual Meeting or any postponement or adjournment.

      You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Annual Meeting. A postage-paid return envelope is enclosed for your convenience.

      If you are present at the Meeting, you may vote in person even if you have already returned your proxy.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Bette Schmitt
                                              Corporate Secretary

Bernardsville, New Jersey
April 18, 2003

                    IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

      You are urged to sign and return the enclosed Proxy to the Bank promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

                             SOMERSET HILLS BANCORP

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2003

           -----------------------------------------------------------

This Proxy Statement is being furnished to shareholders of Somerset Hills Bancorp (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of stockholders to be held on May 20, 2003 at 9:30 a.m., at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New .

About the Annual Meeting

      Why have I received these materials?

      The accompanying proxy, being mailed to shareholders on or about April 20, 2003, is solicited by the Board of Directors of Somerset Hills Bancorp, Inc. (referred to throughout this Proxy Statement as the "Company" or "we"), the holding company for Somerset Hills Bank (the "Bank") in connection with our Annual Meeting of Shareholders that will take place on Tuesday, May 20, 2003. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

      Who is entitled to vote at the Annual Meeting?

      Holders of Common Stock of the Company (the "Common Stock") as of the close of business on April 4, 2003 will be entitled to vote at the Annual Meeting. On April 4, 2003, there were outstanding and entitled to vote 2,756,339 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

      How do I vote my shares at the Annual Meeting?

      If you are a "record" shareholder of Common Stock (that is, if you hold Common Stock in your own name in the Company's stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it to the Company or deliver it in person.

      "Street name" shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

      Can I change my vote after I return my proxy card or after I vote electronically or by telephone?

      Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or if you are a "record" holder of the Common Stock by voting in person at the Annual Meeting.

      What constitutes a quorum for purposes of the Annual Meeting?

      The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

      Proposal 1, the election of directors at the Annual Meeting, requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors.

      Proposal 2 requires the affirmative vote of a majority of the Company's outstanding Common Stock. Therefore, any proxy marked "Abstain" with regard to Proposal 2, and any proxies received on behalf of "street name" holders with "broker non-votes", will count as voting against Proposal 2.

Summary of the Proposals

      Why is the Company proposing to amend its Certificate of Incorporation?

      Under its current Certificate of Incorporation, the Company is authorized to issue 5,000,000 shares of Common Stock. As of December 31, 2002, the Company has issued 2,756,339 shares of Common Stock, has reserved for issuance pursuant to stock option plans 525,000 shares of Common Stock, and has outstanding warrants to purchase 1,104,000 shares of Common Stock, for a total of 614,661shares of Common Stock either outstanding or reserved for issuance. This will not leave the Company a significant number of additional shares to issue to raise capital or to expand the Company's business through acquisitions. The Board of Directors is therefore recommending that the shareholders approve the proposed amendment to the Company's Certificate of Incorporation. The Board has no current plans to issue additional shares of Common Stock except as described above in connection with stock options and outstanding Common Stock purchase warrants.

      How does the Board recommend that I vote my shares?

      Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

            o     FOR the directors' nominees to the Board of Directors; and

            o FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares.

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

      Who will bear the expense of soliciting proxies?

      The Company will bear the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

                                                             PROPOSAL 1
                              ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of Directors shall not be less than one or more than 25 and permit the exact number to be determined from time to time by the Board of Directors. Our Certificate of Incorporation provides for a Board of Directors divided into three (3) classes. For 2003, there are seven (7) nominees for director.

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below. If elected, each of Messrs. Lloyed, Longwell, Lozier, McClure, Thompson and Muratore will serve until the 2006 Annual Meeting of Stockholders and until his replacement has been duly elected and qualified. The remaining nominee for director, Stanley C. Gale, was appointed to the Board in February 2003 by the Board of Directors. In order to maintain an equal number of directors in each of the Board's three classes, upon election, Mr. Gale will serve until the 2005 Annual Meeting of Stockholders and until his replacement has been duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

The following table sets forth the names, ages, principal occupations, and business experience for all nominees, as well as their prior service on the Board. Each nominee is currently a member of the Board of Directors of the Company. Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

                              NOMINEES FOR ELECTION

                                                                                                Term of Office
Name and Position with Company       Age     Principal Occupation for Past Five Years         Since(1) - Expires
------------------------------       ---     ----------------------------------------         ------------------
Stanley C. Gale, Director            52     Chairman and Chief Executive Officer of the
                                            Gale Company (formerlyGale & Wentworth) (Real
                                            estate investment and development)                   2003  -  2003

Desmond V. Lloyd, Director           62      Owner, The Grand Cafe Restaurant                    1998  -  2003


Dennis C. Longwell, Director         61      Formerly President and Chief Executive Officer
                                             of the Company and the Bank; former Senior
                                             Vice President, Chase Manhattan Bank                1998  -  2003

Paul F. Lozier, Director             55      President, Samedan, Inc. (corporate finance
                                             consulting firm)                                    1998  -  2003

Stewart E. McClure, Jr.,             52      President, Chief Executive Officer and Chief
Vice-Chairman,                               Operating Officer of the Company, Chief
President, Chief Executive Officer           Executive Officer and Chief Operating Officer
and Chief Operating Officer                  of the Bank; formerly Senior Executive Vice
                                             President and Manager at The Private Bank at
                                             Summit Bank                                         2001  -  2003

Thompson H. McDaniel, Director,      65      Vice-Chairman of the Bank                           1998  -  2003
Vice-Chairman - Business
Development Officer of Bank Board
of Directors

Peter F. Muratore, Director          70      Chairman, Money Management Institute,
                                             Washington, D. C.                                   1998  -  2003

----------
(1) Includes prior service on the Board of Directors of the Somerset Hills Bank.

          DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2003 ANNUAL MEETING

                                                                                                Term of Office
Name and Position with Company       Age     Principal Occupation for Past Five Years         Since(1) - Expires
------------------------------       ---     ----------------------------------------         ------------------
William J. Begley, Director          60      Chairman Emeritus, former Deputy Chairman,
                                             Wasserstein Perella Company, Inc.
                                             (brokerage firm)                                    1998  -  2005

Edward B. Deutsch                            Senior partner, McElroy, Deutsch & Mulvaney,
Chairman of the Board                56      LLP (law firm)                                      1998  -  2005

                                             President and Senior Loan Officer of the Bank;
Paul Fitzgerald, President and               formerly First Vice President at Valley
Senior Loan Officer of Bank,                 National Bank, Senior Vice President at Ramapo
Director                             53      Bank                                                2001  -  2005

Richard C. Fowler, Jr., Director     60      Retired                                             1998  -  2005

                                             Shareholder, Graham, Curtin & Sheridan
Jerome J. Graham, Jr., Director      68      (law firm)                                          1998  -  2005

Gerald B. O'Connor, Director         60      Senior Partner, O'Connor and Demas, P.C.
                                             (law firm)                                          1998  -  2004

                                             Owner, Rizzo Associates (real estate
Nicholas P. Rizzo, Director          55      management company)                                 1998  -  2004

Gerard Riker, Executive Vice         62      Executive Vice President and Chief Financial
President and Chief Financial                Officer of the Company and the Bank; former
Officer of the Company and the               Division President, Sovereign Bank                  1998  -  2004
Bank, Director

Joseph M. Sullivan, President and    47      President and Chief Executive Officer of
Chief Executive Officer of                   Sullivan Financial Services, Inc. (2)               2000  -  2004
Sullivan Financial Services, Inc.,
Director

M. Gerald Sedam II, Director         60      Partner, Beck, Mack & Oliver (investment
                                             management)                                         1998  -  2004

John A. Van Voorhis, Director        63      Formerly Vice-Chairman of the Board of the
                                             Bank; former President, West Jersey Community
                                             Bank                                                1998  -  2004

Sidney F. Wentz, Director            70      Former Chairman, Robert Wood Johnson Foundation     1998  -  2004

----------
1. Includes prior service on the Board of Directors of the Somerset Hills Bank.

2. Sullivan Financial Services, Inc. is a wholly owned subsidiary of the Bank.

No Director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940.

Board of Directors and Committees

Meetings of the Board of Directors are held quarterly and as needed. The Board of Directors held four meetings in the year ended December 31, 2002. In addition, the Board of Directors of the Bank met 11 times during 2002. For the year ended December 31, 2002, each of the Company's Directors with the exception of Messrs. Rizzo and Van Voorhis attended at least 75% of the aggregate of the total number of meetings of the respective Board of Directors and the total number of meetings of committees on which the respective Directors served. Messrs Rizzo and Van Voorhis each attended 50% of the total number of Board of Directors and committee meetings on which they each serve.

The Board of Directors has an Executive Committee, an Audit Committee and a Human Resources Committee.

Executive Committee. The Executive Committee possesses all the power of the Board except the powers (i) to amend the bylaws; (ii) to elect or appoint any officers or Directors; (iii) to submit to shareholders any action that requires shareholders' approval; or (iv) to amend or repeal any resolution adopted by the Board of Directors which by its terms is amendable or repealable only by the Board. In addition, the Executive Committee serves as the nominating committee for Directors of the Bank and the Company. Messrs. Deutsch (Chairman), Graham, McClure, McDaniel and Sedam serve as members of the Executive Committee.

Human Resources Committee. The Human Resources Committee is comprised of Messrs. Graham, (Chairman), McDaniel, Lloyd and Rizzo. The Human Resources Committee reviews senior management's performance and compensation, and reviews and sets guidelines for compensation of all employees, including administering any stock option plans.

Audit Committee. The Company maintains an Audit Committee. The Audit Committee is responsible for the selection of the independent accounting firm for the annual audit and to establish, and assure the adherence to, a system of internal controls. The Audit Committee reviews and accepts the reports of the Company's independent auditors and regulatory examiners. The Audit Committee arranges for the Bank's director's examinations through its independent certified public accountants, evaluates and implements the recommendations of the director's examinations and interim audits performed by the Bank's internal auditor, receives all reports of examination of the Company and the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports. The Audit Committee met four times during 2002. The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is attached as an Exhibit A to this proxy statement. The Audit Committee consists of Messrs. Sedam (Chairman), Lozier, Muratore and O'Connor.

                             Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company's financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company's independent auditors and the Company's internal auditor, both whom have unrestricted access to the Audit Committee.

All directors who serve on the Audit Committee are "independent", as that term is defined in the NASD listing standards, and meet the independence standards of the Sarbanes-Oxley Act.

In connection with this year's financial statements, the Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's officers and KPMG LLP, our independent auditors. We have discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, ("Communication with Audit Committees"). We also have received the written disclosures and letters from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and have discussed with representatives of KPMG LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on form 10-KSB for the fiscal year 2002 for filing with the U.S. Securities and Exchange Commission.

M. Gerald Sedam, II
Paul F. Lozier
Peter F. Muratore
Gerald B. O'Connor

Security Ownership of Management

The following table sets forth information as of March 31, 2003 regarding the number of shares of Common Stock beneficially owned by all directors, executive officers described in the compensation table, and by all directors and executive officers as a group.


                                         Common Stock                 Percentage
Name                            Beneficially Owned(1)                   of Class
----                            ---------------------                   --------
Directors(2)
------------
William J. Begley (3)                          76,875                     2.76

Edward B. Deutsch (4)                          68,574                     2.45

Paul Fitzgerald (5)                            14,950                        *

Richard C. Fowler, Jr.(6)                      19,945                        *

Stanley C. Gale                                 1,313                        *

Jerome J. Graham, Jr. (7)                      29,275                     1.06

Desmond V. Lloyd (8)                            5,250                        *

Dennis C. Longwell (9)                         39,900                     1.43

Paul F. Lozier (10)                            16,800                        *

Stewart E. McClure, Jr. (11)                  118,150                     4.12

Thompson H. McDaniel (12)                      72,085                     2.58

Peter F. Muratore (13)                         28,050                     1.02

Gerald B. O'Connor (14)                        14,175                        *

Gerard Riker (15)                              37,800                     1.35

Nicholas Rizzo (16)                            36,225                     1.30

M. Gerald Sedam (17)                           99,525                     3.57

Joseph M. Sullivan (18)                        87,322                     3.16

John A. Van Voorhis (19)                       31,830                     1.14

Sidney F. Wentz (20)                           34,875                     1.26
                                               ------                     ----
All executive officers and                    830,819                    26.14
Directors as a group (19 persons)

----------
(*) Less than 1%

(1) Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days. Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a partner.

(2) The address for all named individuals is c/o Somerset Hills Bank, 155 Morristown Road, Bernardsville, New Jersey 07924.

(3) Includes 24,375 shares issuable upon the exercise of immediately exercisable options.

(4) Includes 36,975 shares issuable upon the exercise of immediately exercisable options and 6,749 shares issuable upon the exercise of immediately available warrants.

(5) Includes 11,900 shares issuable upon the exercise of immediately exercisable options and 1,000 shares issuable upon the exercise of immediately available warrants.

(6) Includes 4,250 shares issuable upon the exercise of immediately exercisable options.

(7) Includes 14,925 shares issuable upon the exercise of immediately exercisable options and 3,500 shares issuable upon the exercise of immediately available warrants.

(8) Includes 3,150 shares issuable upon the exercise of immediately exercisable options.

(9) Includes 25,725 shares issuable upon the exercise of immediately exercisable options.

(10) Includes 4,200 shares issuable upon the exercise of immediately exercisable options.

(11) Includes 105,000 shares issuable upon the exercise of immediately exercisable options and 5,000 shares issuable upon the exercise of immediately available warrants.

(12) Includes 31,725 shares issuable upon the exercise of immediately exercisable options. Also includes 3,750 shares owned by the estate of Mr. McDaniel's spouse and 8,000 shares issuable upon the exercise of immediately available warrants.

(13) Includes 3,000 shares issuable upon the exercise of immediately available warrants.

(14) Includes 3,675 shares issuable upon the exercise of immediately exercisable options.

(15) Includes 36,750 shares issuable upon the exercise of immediately exercisable options. Also includes 525 shares held jointly by Mr. Riker and his spouse.

(16) Includes 8,925 shares issuable upon the exercise of immediately exercisable options. Also includes 10,500 shares held in the Nicholas and Lori Rizzo Trust Account and 5,250 shares held in the Nicholas Rizzo, Lori Rizzo Co-Trustee Trust Account.

(17) Includes 9,975 shares issuable upon the exercise of immediately exercisable options and 18,000 shares issuable upon the exercise of immediately available warrants.

(18) Includes 5,000 shares issuable upon the exercise of immediately available warrants.

(19) Includes 31,725 shares issuable upon the exercise of immediately exercisable options.

(20) Includes 18,075 shares issuable upon the exercise of immediately exercisable options.

Directors' Compensation

Directors were not paid any fees for attending any meeting of the Board of Directors nor for any meeting of a committee of the Board of Directors during fiscal 2002. Members of the Board of Directors do participate in the 1998 Combined Stock Option Plan, 1998 Non-Qualified Stock Option Plan and the 2001 Combined Option Plan.

In exchange for their service on the Board of Directors during 2002, Messrs. Muratore and Fowler received 3,000 options each pursuant to the 2001 Combined Option Plan. The exercise price of those options is $8.11, which was 100% of the fair market value of the Company's common stock on the date of grant.

Executive Officers

Summary of Cash and Certain Other Compensation

The following table shows a summary for the last three fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and other Executive Officers with compensation in excess of $100,000.

                           Summary Compensation Table
                 Cash and Cash Equivalent Forms of Remuneration

                                                                                      Long Term
                                             Annual Compensation                     Compensation
                                             --------------------------------------------------------------------
                                                                                        Awards
                                                                                      ----------
                                                                                      Securities
                                                                        Other         Underlying
                                                                       Annual          Options/
                                             Salary       Bonus     Compensation        SARs(2)       All Other
Name and Principal Position         Year       ($)         ($)         ($) (1)            (#)        Compensation
-----------------------------------------------------------------------------------------------------------------
Stewart E. McClure, Jr.,            2002     175,000     25,000          --                   --          --
President, Chief Executive
Officer and Chief Operating         2001     134,615     25,000          --              105,000          --
Officer(3)

Paul Fitzgerald, President and      2002     130,000         --          --                   --          --
Senior Lending Officer of the
Bank(4)                             2001     130,000         --          --               11,000          --

                                    2000     121,000     15,000          --                   --          --


Gerard Riker, Executive Vice        2002     150,000     10,000          --                   --          --
President and Chief Financial
Officer of the Bank and the         2001     150,000      2,000          --                5,000          --
Company
                                    2000     150,000         --          --                   --          --


Joseph M. Sullivan, President       2002     125,000    130,215          --                   --          --
and Chief Executive Officer of
Sullivan Financial Services(5)      2001     125,000    126,562          --                   --          --

                                    2000      98,558     27,082          --                   --          --

----------
(1) The Company believes the value of all other compensation does not exceed the lesser of $50,000 or 10% of the salary and bonus presented in the table above.

(2) After giving effect to the 5% stock dividend effective May 2002.

(3) Mr. McClure was hired by the Company in March, 2001.

(4) Mr. Fitzgerald began his employment with the Bank on January 20, 2000.

(5) Mr. Sullivan became employed by the Bank after the Bank's acquisition of Sullivan Financial Services, Inc. on March 13, 2000.

Employment Agreements

Stewart E. McClure, Jr. serves as the President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Company and Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Bank. In March 2001, Mr. McClure executed an employment agreement for an initial term of three years. Pursuant to the employment agreement, Mr. McClure will be paid an annual base salary of $175,000 for the current year of employment, with annual increases based on the consumer price index and as determined by the Company's Board of Directors, a minimum $25,000 cash bonus in the first year, and options to purchase up to 100,000 shares of the Company's stock. The employment agreement provides that, if Mr. McClure terminates his employment upon certain circumstances which are defined as good reason, he will be entitled to receive the greater of the remaining amount due to him for the initial employment term, or twice his base salary. If Mr. McClure's employment is terminated other than for cause after a change in control, he will be entitled to receive a severance payment of three times his base salary and bonus, unless he continues his employment after the change in control for at least two years, in which case he will be entitled to two and one-half times his base salary and bonus.

Paul E. Fitzgerald serves as President and Senior Lending Officer of the Bank. On March 19, 2001, Mr. Fitzgerald executed an employment agreement with the Company for an initial term of two years with annual renewal periods. The agreement provides an annual base salary of $130,000 with annual increases based on the Consumer Price Index and as determined by the Company's Board of Directors, and participation in the Company's stock option plan (the number of shares of stock to be determined by the Board of Directors or any committee selected for such purpose). The employment agreement provides that, if Mr. Fitzgerald terminates his employment upon certain circumstances, which are defined as good reason, he will be entitled to receive the greater of the remaining amount due to him for the initial employment term, or twice his base salary. If Mr. Fitzgerald's employment is terminated other than for cause after a change of control, he will be entitled to receive a severance payment of three times his base salary and bonus, if any, unless he continues his employment after the change in control for at least two years, in which case he will be entitled to two and one-half times his base salary and bonus, if any.

Joseph M. Sullivan serves as President and Chief Executive Officer of Sullivan Financial Services, Inc., a wholly owned subsidiary of the Bank. On March 13, 2000, at the time of effectiveness of the Bank's acquisition of the mortgage company, Mr. Sullivan executed an employment agreement for a term of three years. Pursuant to the employment agreement, Mr. Sullivan is to receive an annual salary of $125,000, and an annual bonus equal to one-third of the amount by which the net income of the mortgage company as a subsidiary of the Bank exceeds $180,000 on an annual basis, or such appropriate pro rated amount. If Mr. Sullivan's agreement is terminated for reasons other than cause, Mr. Sullivan will be entitled to receive his base salary and all insurance benefits for the remaining term of the agreement and his bonus calculated in a pro rated fashion, through the date of termination. On September 13, 2002, Mr. Sullivan and the Bank executed an amendment to his employment agreement by which the term of his employment is extended until March 31, 2004.

Gerard Riker serves as Executive Vice President and Chief Financial Officer of the Company and the Bank. On May 15, 1998, Mr. Riker executed an employment agreement for an initial term of three years, with an option for Mr. Riker to extend the term for two additional one-year periods. Mr. Riker has exercised both of those options to extend the term, and the term of his current employment agreement expires in May 2003. The agreement provides for an annual base salary of $150,000 with increases determined by mutual agreement between Mr. Riker and the Board of Directors, and participation in the Company's stock option plan with an initial grant of options to purchase 25,000 shares of the Company's stock, and an annual grant of options to purchase not less than 5,000 shares of the Company's Common Stockduring the initial term of the agreement. The employment agreement provides that, if Mr. Riker terminates his employment upon certain circumstances, which are defined as good reason, he will be entitled to receive as severance the greater of the remaining amount due to him for the initial employment term, or twice his average annual salary for the five years immediately preceding the termination.

Compensation Pursuant to 1998 Combined Stock Option Plan and 1998 Non-qualified Stock Option Plan

The Company's 1998 Combined Stock Option Plan (the "Combined Plan") provides for the granting of options to acquire up to 225,000 shares of the Company's Common Stock. Both incentive stock options ("ISOs") and non-qualified stock options ("NQOs") may be granted under the Combined Plan. The shares of Common Stock that may be purchased pursuant to ISOs granted under the Combined Plan is limited to 150,000 and the number of the shares of Common Stock that may be purchased pursuant to NQOs granted under the Combined Plan is limited to 75,000. The Company's 1998 Non-Qualified Stock Option Plan (the "NQO Plan") provides for the granting of NQOs to acquire up to 75,000 shares of the Company's Common Stock. Only NQOs may be granted under the NQO Plan. All employees of the Company may receive ISOs under the Combined Plan, and service providers to the Company, including key employees, directors or consultants to the Company, may receive NQOs under the Combined Plan and the NQO Plan.

The Combined Plan and the NQO Plan are administered by the Human Resource Committee of the Board. The Human Resource Committee has the authority to determine (i) the individuals to whom and times of which options are to be granted; (ii) the number and option price of the shares subject to each option;
(iii) the extent to which an option will be granted under the Combined Plan and the NQO Plan; (iv) the time when each option becomes exercisable and the exercise period; and (v) certain other terms and provisions relating to options granted under, and the administration of, the Combined Plan and the NQO Plan.

The Human Resource Committee has the sole discretion to determine the period during which options may be exercised provided that such period may not commence until at least six months following the date of grant (except in the event of death or disability of a grantee and, in the case of an employee of the Company, the retirement in accordance with the Company's retirement plan or the involuntary termination without cause of the employee's employment). No ISO granted by the Company may be exercised more than ten years from the date of grant. If at the time of the grant of the option an employee owns Common Stock possessing more than 10% of the total combined voting power of the Common Stock of the Company, the ISO cannot be exercisable more than five years from the date of grant.

Options granted pursuant to the Combined Plan and the NQO Plan must be exercisable at a price greater than or equal to the par value of the Common Stock, but in no event may the option price be lower than (i) in the case of an ISO, the fair market value of the shares subject to the ISO on the date of grant, (ii) in the case of a NQO issued to a Director as compensation for serving as a Director, the fair market value of the shares subject to the NQO on the date of grant, and (iii) in the case of a NQO issued to a grantee not as compensation for serving as a Director, 85% of the fair market value of the shares subject to the NQO on the date of grant. In addition, no ISO may be granted to an employee who owns Common Stock possessing more than 10% of the total combined voting power of the Company's Common Stock unless the price is at least 110% of the fair market value (on the date of grant) of the Common Stock.

Compensation Pursuant to the 2001 Combined Stock Option Plan

The 2001 Combined Option Plan authorizes the Company to issue 200,000 shares of the Company's Common Stock pursuant to options. All key employees, directors and consultants of the Company are eligible to receive options under the 2001 Combined Option Plan. The 2001 Combined Option Plan provides that the number and price of shares available for stock options and the number of shares covered by outstanding stock options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Common Stock. Options granted under the 2001 Combined Option Plan will have terms of ten years, subject to earlier termination of the options as provided in the 2001 Combined Option Plan. Options may not be exercised under the 2001 Combined Option Plan until six months after their date of grant.

The 2001 Combined Option Plan is administered by the Company's Human Resources Committee, which has the power to designate the optionees and to determine the number of shares subject to each option, the date of grant and the terms and conditions governing the option, including any vesting schedule. The Human Resources Committee designates whether options granted under the 2001 Combined Option Plan will be NQO's or ISO's, subject to the provisions of the Internal Revenue Code of 1986 (the "Code"). In addition, the Human Resources Committee is charged with the responsibility of interpreting the 2001 Combined Option Plan and making all administrative determinations thereunder.

The 2001 Combined Option Plan provides that options which qualify as ISO's under the Code are to be granted at an exercise price equal to 100% of the fair market value of the Common Stock purchasable upon exercise of the option on the date of the grant of the option and NSO's may be granted at a price no less than 85% of the fair market value on the date of grant of the option. Fair market value is to be determined by the Human Resources Committee in good faith.

The 2001 Combined Option Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise.

No stock options were granted to any executive officers during 2002.

The following table sets forth information concerning the fiscal year-end value of unexercised options held by our executive officers named in the table above. No stock options were exercised by such executive officers during 2002.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                        YEAR AND FY-END OPTION/SAR VALUES


                                                                                               Value of Unexercised
                                                                 Number of Securities              In-the-Money
                                                                Underlying Unexercised        Options/SARs at FY-End
                               Shares                         Options/SARs at FY-End (#)     ($) (based on $7.96 per
                             Acquired on        Value                Exercisable/              share) Exercisable/
          Name              Exercise (#)     Realized ($)          Unexercisable(1)              Unexercisable(1)
-----------------------     ------------     ------------     --------------------------     -----------------------
Stewart E. McClure, Jr.          N/A             N/A                   104,000/0                       0/0
Paul Fitzgerald                  N/A             N/A                 11,900/3,850                      0/0
Gerard Riker                     N/A             N/A                 36,750/5,250                      0/0
Joseph M. Sullivan               N/A             N/A                      0/0                          0/0

----------
(1) As adjusted for 5% stock dividend effective May 2002.

Transactions with Management

The Company, including its subsidiary and affiliates, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Those transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

The transactions with management are as follows: (a) at December 31, 2002, McElroy, Deutsch & Mulvaney, LLP, attorneys at law, had outstanding loan balances to the Bank of (i) $155,833 and (ii) $185,375 in connection with two term loans made by the Bank; Edward B. Deutsch, Chairman of the Board of Directors, is a senior partner of McElroy, Deutsch & Mulvaney, LLP; (b) Or-Nu, Inc., a corporation in which Edward B. Deutsch is a shareholder, has a mortgage note with the Bank in the original principal amount of $1,350,000, of which the Bank maintains $1,124,475 in exposure; (c) Nicholas Rizzo, a Director, has a stand-by letter of credit issued by the Bank in the amount of $392,000 and an unsecured loan in the amount of $500,000; and (d) The Grand Cafe, a restaurant owned by Director Desmond V. Lloyd, has a $100,000 line of credit with the Bank.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES SET FORTH ABOVE IN PROPOSAL 1.

                                   PROPOSAL 2
                            APPROVAL OF AN AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously approved and recommended that the stockholders of the Company approve a proposed amendment (the "Amendment") to the Company's Certificate of Incorporation increasing the number of shares of authorized Common Stock of the Company from 5,000,000 to 9,000,000 and the total number of shares of authorized capital stock from 6,000,000 to 10,000,000. The Company has authorized 1,000,000 shares of preferred stock, none of which are outstanding. The relevant portions of the Amendment are attached to this proxy statement as Exhibit B.

At December 31, 2002, of the 5,000,000 shares of Common Stock currently authorized, 2,756,339 shares are currently outstanding, 525,000 shares are reserved for issuance under stock option plans and 1,104,000 shares are reserved for issuance under outstanding Common Stock purchase warrants, leaving only 614,661additional shares available for future issuance. The Board believes that the additional shares of Common Stock to be authorized by the Amendment will increase the flexibility of the Company in the future if the Board should determine to issue additional shares of Common Stock, whether by means of stock dividends or otherwise, options or other purchase rights or for any purpose, including to raise capital, undertake acquisitions, issue stock dividends, or hire, retain or reward the Company's employees or directors. Apart from shares which may be issued under the Company's stock option plans and outstanding warrants, the Board has no current plans, agreements or understandings to issue additional shares of Common Stock. If the Amendment is adopted, the Board will generally be permitted to issue additional shares without further shareholder approval, except in connection with certain employee benefit plans or acquisitions which would require shareholder approval.

Required Vote

In order for the Amendment to be approved, the affirmative vote of a majority of the shares of Common Stock entitled to vote is required.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" approval of the Amendment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AMENDMENT DESCRIBED IN PROPOSAL 2.

                              INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2002 were KPMG LLP. The Company's Audit Committee has appointed KPMG LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 2003. KPMG LLP has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Audit Fees

The Company was billed the aggregate amount of $74,000 for fiscal year 2002 for professional services rendered by KPMG LLP for audit of the Company's annual financial statements for 2002 and review of the financial statements included in the Company's Forms 10-QSB during 2002.

Financial Information System Design and Implementation Fees

KPMG LLP did not perform any financial information system design or implementation services for the Company during 2002.

All Other Fees

The Company was billed $184,500 for non-audit services by KPMG LLP during 2002. These non-audit services consisted of the preparation of the Company's tax returns, assistance in connection with the Company's registration statement on form SB-2 and compiling financial reports required by the U.S. Department of Housing and Urban Development for the Bank's mortgage banking subsidiary. Other than these fees and the fees set forth above under Audit Fees, the Company was not billed for any services by KPMG LLP for fiscal year 2002.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all other persons subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2002.

                             SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company's 2004 proxy material must be received by the secretary of the Company no later than January 13, 2004.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

                                            By Order of the Board of Directors


                                            Stewart E. McClure, Jr.
                                            President, Chief Executive Officer
                                            and Chief Operating Officer

                                    EXHIBIT A
                             AUDIT COMMITTEE CHARTER

The Board, acting in accordance with the By-laws and in furtherance thereof, has adopted this Audit Committee Charter:

Purpose: The purposes of the Committee shall be to (a) assist the Board of Directors in overseeing the (i) integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the performance of the Company's internal audit functions and independent auditors; and to (b) prepare the report that the SEC rules require be included in the Company's annual proxy statement.


Membership: The Committee shall be appointed by the Board on an annual basis, and the Board shall designate a Chairperson from among its members. The Committee shall consist of at least three members, all of whom shall be "independent directors". In accordance with the NASDAQ listing requirements:

            o Each member shall be financially literate. The Board shall determine whether the members meet these criteria.

            o Each member, as determined by the Board, shall be independent from management and the Company. A director must satisfy the following criteria in order to be deemed "independent":

                  (a) no director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). No director shall be considered independent if:

                              (i) Such director has received any compensation
                        from the Company (other than for service on the Board or any committee thereof) either directly or through any family member;

                              (ii) Such director is a partner, controlling
                        shareholder or holds a similar position with any law firm, accounting firm, investment bank, financial advisory firm, consulting firm or entity rendering similar services, which has received any compensation from the Company, whether or not such director has personally rendered services;

                              (iii) Such director is an executive officer,
                        controlling shareholder or partner in any entity other than those described in (ii) above which has received from the Company, or paid to the Company, payments in excess of the greater of (i) $200,000 or (ii) 5% of the Company's or the entity's gross revenues, whichever is greater, at any time during the past three years.

                  (b) a director who is an employee of the Company or who is an immediate family member of an executive officer of the Company is not "independent" and may not be deemed independent until three years after termination of such employment relationship;

                  (c) no director who is, or in the past three years has been, affiliated with or employed by a present or former auditor of the Company can be "independent" until three years after the end of either the affiliation or auditing relationship;

                  (d) no director can be "independent" if he or she is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs such director;

                  (e) directors with immediate family members in the foregoing categories cannot be "independent" until after a three-year "cooling off" period.

            o Committee members may receive, as their only compensation from the Company, director's fees, including fees for service on committees of the Board of Directors.

            o No member of the Committee may serve on the audit committee of more than two (2) other reporting companies under the Securities Exchange Act of 1934.

      The head of the Internal Auditing Department of the Company ("Audit Manager") shall report directly to the Chief Executive Officer of the Company and to the Committee. The Committee shall have direct access to the independent auditors. The Committee shall report regularly to the Board.

Meetings:

            o The Committee shall meet at least quarterly, and shall hold any additional meetings that may be requested by a Committee member, the Board, the Chief Executive Officer or the independent auditors.

            o In addition to Committee members, meetings shall normally be attended by representatives of the independent auditors; the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer of the Company. Other persons, including officers and employees of the Company, may be asked to attend at the Committee's discretion. The Secretary of the Company shall attend the meetings of the Committee to record the minutes thereof. Non-members may be excused from any meeting, or portion of any meeting, of the Committee upon the request of the Committee Chairperson.

            o The Committee shall meet separately, at least quarterly, with management, with internal auditors and with independent auditors.

Independent Auditors:

            The independent auditors are ultimately accountable to the Board and the Committee acting on behalf of the Board. With respect to the independent auditors, the Committee shall have the following authority, duties and responsibilities:

            o Sole authority to retain and terminate the Company's independent auditors. The Committee shall have sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors. Any proposed non-audit engagement must be approved by the Committee in advance. In connection with these duties, the Committee shall review with the independent auditors, prior to their audit, the scope of their examination and the associated fees; and consider the possible effects, if any, of non-audit engagements on the independence of the independent auditors.

            o Ensure that the independent auditors submit on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company; discuss with the independent auditors any such relationships or any services that may impact on the objectivity and independence of the independent auditors and take appropriate action in response to such report to satisfy itself of such independence.

            o At least annually, obtain and review a report by the independent auditor describing: the independent auditor's internal quality control procedures; any material issues raised by the most recent internal quality-control review or in any inquiry by governmental or professional authorities, within the preceding five years, respecting any audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

            o Evaluate the independent auditor's qualifications, performance and independence. This evaluation shall include an evaluation and review of the lead audit partner, taking into account the views of management and the internal auditors, and a consideration as to whether there should be a regular rotation of the lead audit partner or the audit firm itself. The Committee shall report conclusions to the Board.

            o Regularly review with the independent auditor any audit problems, difficulties with management's response (including any restrictions on the scope of the independent auditor's activities or access to requested information, and any significant disagreements with management) and responsibilities, budget and staffing of the Company's internal audit function.

            o Set clear hiring policies for employees or former employees of the independent auditors, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with a company they audit.

            o Discuss with the independent auditors such other matters and take such other action as the Committee deems appropriate, including discussions with respect to: the independent auditors' responsibility under generally accepted auditing standards; significant accounting policies; proposed audit adjustments not recorded, if any; unusual transactions; significant audit adjustments; other information in documents containing audited financial statements; disagreements of the independent auditors with management; the Company's consultation with other accountants; major issues discussed with management prior to retention of the independent auditors; and difficulties encountered in performing an audit.

Financial Statement and Reporting Matters:

            The Committee shall:

            o Oversee the quarterly and annual reporting of the Company by reviewing the work of and discussing with management and the independent auditors the annual audited financial statements and the quarterly financial statements, including the Company's disclosures provided under the "Management's Discussion and Analysis of Financial Condition and Results", and making such recommendations to the Board as the Committee deems appropriate.

            o Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

            o Review with management and the independent auditor changes in accounting principles and reporting standards that have, or may in the future have, a significant impact on the financial statements of the Company.

            o Receive from management, on a timely basis, advice of significant current financial reporting issues and practices.

            o Discuss with management and the independent auditors their qualitative judgments about the appropriateness of accounting policies, principles (including underlying assumptions relied upon in the preparation of the financial statements) and financial disclosure practices used or proposed to be adopted.

Other Matters:

            The Committee shall:

            o     Oversee the internal audit function of the Company including
            (a) the planned scope of the internal audit work, (b) findings of the internal auditors and related management actions, (c) the adequacy of the staffing of the internal audit function, (d) the adequacy and effectiveness of the internal accounting controls and compliance with the Foreign Corrupt Practices Act, (e) the adequacy, effectiveness and compliance with the Code of Conduct of the Company and (f) the effectiveness of the electronic data processing procedures and controls and related security programs; and (g) review the independent auditors' letter to management, and other comments, if any, regarding the system of internal accounting controls and review any management response thereto.

            o Prepare a report to shareholders as required by the Securities and Exchange Commission to be included in the proxy statement.

            o As appropriate, obtain advice and assistance from outside legal, accounting or other advisors. The Committee shall have the authority to retain and determine the terms of compensation of these advisors without Board approval.

            o Review such other matters as the Committee shall determine from time to time, within the scope of its responsibilities, and make such recommendations to the Board with respect thereto as the Committee deems appropriate.

                                    EXHIBIT B

                          PORTIONS OF AMENDMENT TO THE
             CERTIFICATE OF INCORPORATION OF SOMERSET HILLS BANCORP

      2. Article V of the Certificate of Incorporation is amended so that subparagraph (A) of Article V is deleted in its entirety and replaced by the following paragraph. The remainder of Article V shall remain unchanged:

                  "(A) The total authorized capital stock of the Corporation shall be 10,000,000 shares, consisting of 9,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of Common Stock and the shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series of Preferred Stock, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.